                              [PNCCPA LETTERHEAD]

                                                                       EXHIBIT 5


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our Auditors' opinion, dated August 22, 1997, in the March 31, 1998 Form 10-SB to be filed by Innova Pure Water, Inc. accompanying the financial statements of Innova Pure Water, Inc. as of June 30, 1997 and the results of operations and its cash flows for the years ended June 30, 1997 and 1996.




/s/ PENDER NEWKIRK & COMPANY

Certified Public Accountants
Tampa, Florida
June 19, 1998